                                                                    EXHIBIT 5.1

               [LETTERHEAD OF STRADLING, YOCCA, CARLSON & RAUTH]

                                 July 1, 1997

Powerwave Technologies, Inc.
2026 McGaw Avenue
Irvine, California 92614

    Re: Registration Statement on Form S-1

Ladies and Gentlemen:

  At your request, we have examined the Registration Statement on Form S-1 filed by Powerwave Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on July 1, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 287,500 shares of Common Stock, $.0001 par value per share, of the Company (the "Common Stock"), including 37,500 shares, for which the underwriters have been granted an over-allotment option. The shares of Common Stock are to be purchased by certain underwriters and offered for sale to the public together with the shares registered pursuant to Registration Statement No. 333-28463, which was declared effective on June 30, 1997 (the "Initial Registration Statement"), pursuant to the terms of an Underwriting Agreement which has been filed as an exhibit to the Initial Registration Statement and is incorporated by reference as an exhibit to the Registration Statement.

  As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

  Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the 287,500 shares of Common Stock, when issued and sold in the manner described in the Initial Registration Statement, the Registration Statement and related Prospectus, will be legally issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Initial Registration Statement.

                                          Very truly yours,

                                          STRADLING, YOCCA, CARLSON & RAUTH